SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 2004



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

               1-12935                                      20-0467835
        (Commission File Number)                         (I.R.S. Employer
                                                        Identification No.)


            5100 Tennyson Parkway
                 Suite 3000
                Plano, Texas                                  75024
    (Address of principal executive offices                 (Zip code)




Registrant's telephone number, including area code:           (972) 673-2000

Item 5.  Other Events.

     On March 22, 2004, Denbury Resources Inc. and affiliates of the Texas Pacific Group ("TPG") entered into an Underwriting Agreement with Lehman Brothers (the "Underwriter"), pursuant to which TPG has agreed to sell to the Underwriter approximately 9.3 million shares of Denbury's common stock at a price of $15.02 per share. Upon closing, TPG's ownership percentage of Denbury's issued and outstanding shares of common stock will drop from approximately 17% to zero. Denbury will not receive any of the proceeds from the sale of shares by TPG and this offering will not affect the number of Denbury shares issued and outstanding. Representatives of TPG currently hold three of eight seats on Denbury's board of directors.

     Denbury issued a press release on March 23, 2004 describing the sale of the shares by TPG. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

       (c) Exhibits:

                  Exhibit No.               Exhibit
                  -----------               -------

                  1.1                 Underwriting Agreement among Lehman Brothers Inc., Denbury Resources Inc., TPG Partners, L.P.,
                                      TPG Parallel I, L.P., TPG Partners II, L.P., TPG Parallel II, L.P., TPG Investors II,
                                      L.P., TPG 1999 Equity Partners II, L.P., dated March 22, 2004.

                  99.1                Press Release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  Denbury Resources Inc.
                                                       (Registrant)


Date:  March 23, 2004               By:              /s/ Mark C. Allen
                                                --------------------------------
                                                     Mark C. Allen
                                                   Vice President and
                                                  Chief Accounting Officer